Exhibit 99.1


                                  NEWS RELEASE
--------------------------------------------------------------------------------
For Release on May 8, 2003                           Contact:  Mark H. Cosmez II
4:00PM (ET)   (925)328-4656      Vice President, Finance/Chief Financial Officer


        GIGA-TRONICS REPORTS FOURTH QUARTER AND FISCAL YEAR 2003 RESULTS

SAN RAMON, CA - Giga-tronics Incorporated (NASDAQ/NMS: GIGA) today reported sales of $22,281,000 for the fiscal year ended March 29, 2003 and $5,228,000 for the 2003 fourth quarter compared to $39,036,000 and $7,627,000 respectively, for the same periods a year earlier.

      The Company experienced a net loss of $10,762,000 or $2.31 per fully diluted share for the year compared with a net loss of $2,102,000 or $0.46 per fully diluted share last year. The net loss for the year includes a $4,098,000 non-cash charge related to an increase in the allowance against the accrued tax loss benefit, in addition to charges of approximately $1,450,000 in restructuring and inventory write-offs primarily related to discontinued products. For the fourth quarter of this year, Giga-tronics' net loss was $2,387,000 or $0.51 per fully diluted share, which includes approximately $950,000 in restructuring and inventory write-offs primarily related to discontinued products at the DYMATiX division, versus a loss of $1,070,000 or $0.23 per fully diluted share last year.

      Bookings in the fourth quarter were $3,166,000 compared to the prior year of $4,883,000 before the order reversal of $5,120,000 for a telecommunications customer. Backlog at the end of the fourth quarter was $17.2 million, of which approximately $8.1 million is shippable within one year as compared to $21.4 million, of which approximately $7.5 million was shippable within one year, in the fourth quarter of the prior year.

      Cash and cash equivalents at March 29, 2003 were $5,005,000 compared to $7,180,000 at March 30, 2002.

      The commercial wireless telecommunications market shows no signs of improvement at this time, although military activity has increased for Giga-tronics' products. The Company continues to monitor it's cost structure and will take necessary actions to reduce expenses in all appropriate categories in order to reduce losses and achieve profitability.

      Giga-tronics maintains an optimistic long-term view and will remain fully committed to the development of new products as essential for growth of our business. For that reason, research and development expenses remain high in proportion to sales and will continue so, as long as these new product programs remain on schedule.

      Giga-tronics will host a conference call today at 4:30 PM ET to discuss the fourth quarter and full fiscal year results. To participate in the call, dial 612-332-0418. The call will also be broadcast live on the internet at www.gigatronics.com under "Corporate Info/Investor Relations". The conference call discussion reflects management's views as of May 8, 2003 only.

      Giga-tronics produces instruments, subsystems and sophisticated microwave components that have broad applications in both defense electronics and wireless telecommunications.

      Giga-tronics is a publicly held company, traded over the counter on NASDAQ National Market Systems under the symbol "GIGA".

      This press release contains forward-looking statements concerning reduction in expenses, profitability, backlog and shipments. Actual results may differ significantly due to risks and uncertainties, such as future orders, cancellations or deferrals, disputes over performance and the ability to collect receivables. For further discussion, see Giga-tronics' annual report on Form 10-K for the fiscal year ended March 30, 2002 Part I, under the heading "Certain Factors Which May Adversely Affect Future Operations or an Investment in Giga-tronics" and Part II, under the heading "Management's Discussion and Analysis of Results of Operations and Financial Condition".

                            GIGA-TRONICS INCORPORATED
                 CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
                                   (Unaudited)
                      (In thousands, except per share data)

                                                        Three Months Ended                            Twelve Months Ended
                                                        -------------------                           -------------------
                                               Mar. 29, 2003          Mar. 30, 2002          Mar. 29, 2003          Mar. 30, 2002
                                               -------------          -------------          -------------          -------------
NET SALES                                        $    5,228             $    7,627             $   22,281             $   39,036

Cost of sales                                         4,749                  6,435                 16,378                 27,501
                                                 ----------             ----------             ----------             ----------
GROSS PROFIT                                            479                  1,192                  5,903                 11,535

Product development                                   1,351                  1,845                  5,644                  7,001
Selling, general and administrative                   1,587                  1,805                  6,800                  8,729
Amortization of intangibles                               4                    219                     20                    355
                                                 ----------             ----------             ----------             ----------
Operating expenses                                    2,942                  3,869                 12,464                 16,085

OPERATING LOSS                                       (2,463)                (2,677)                (6,561)                (4,550)

Other income (expense)                                  (38)                   (21)                  (163)                    25
Interest income, net                                     14                     16                     60                     63
                                                 ----------             ----------             ----------             ----------
LOSS BEFORE INCOME TAXES                             (2,487)                (2,682)                (6,664)                (4,462)
Provision (benefit) for income taxes                   (100)                (1,612)                 4,098                 (2,360)
                                                 ----------             ----------             ----------             ----------
NET LOSS                                         $   (2,387)            $   (1,070)            $  (10,762)            $   (2,102)
                                                 ==========             ==========             ==========             ==========

Basic and diluted net loss per share             $    (0.51)            $    (0.23)            $    (2.31)            $    (0.46)
                                                 ==========             ==========             ==========             ==========

Shares used in per share calculation:
   Basic and dilutive                                 4,682                  4,635                  4,663                  4,604
                                                 ==========             ==========             ==========             ==========

                            GIGA-TRONICS INCORPORATED
                      CONDENSED CONSOLIDATED BALANCE SHEETS
                                   (unaudited)
                        (In thousands, except share data)

                                                               March 29, 2003     March 30, 2002
                                                               --------------     --------------
ASSETS
Current assets
    Cash and cash equivalents                                      $ 5,005            $ 7,180
    Trade accounts receivable, net of allowance                      3,245              3,881
          of $353 and $358, respectively
    Inventories                                                     10,548             11,369
    Income tax refund receivable                                       100                701
    Prepaid expenses                                                   488                320
    Deferred income taxes                                               --              4,841
                                                                   -------            -------
TOTAL CURRENT ASSETS                                                19,386             28,292

Property and equipment
    Leasehold improvements                                             674                408
    Machinery and equipment                                         16,353             16,590
    Office furniture and fixtures                                    1,162              1,162
                                                                   -------            -------
Property and equipment, gross cost                                  18,189             18,160
Less accumulated depreciation and amortization                      15,915             14,098
                                                                   -------            -------
PROPERTY AND EQUIPMENT, NET                                          2,274              4,062
PATENTS AND LICENSES                                                    --                 20
OTHER ASSETS                                                           129                506
                                                                   -------            -------
TOTAL ASSETS                                                       $21,789            $32,880
                                                                   =======            =======

LIABILITIES AND SHAREHOLDERS' EQUITY
Current liabilities
    Accounts payable                                               $ 1,723            $ 1,426
    Accrued commissions                                                249                224
    Accrued payroll and benefits                                     1,038              1,249
    Accrued warranty                                                   859                779
    Customer advances                                                  796                780
    Obligation under capital lease                                      76                 89
    Other current liabilities                                          719                610
                                                                   -------            -------
Total current liabilities                                            5,460              5,157
Obligations under capital lease, net of current portion                 10                 94
Deferred income taxes                                                   --                546
Deferred rent                                                          359                422
                                                                   -------            -------
Total liabilities                                                    5,829              6,219
                                                                   -------            -------
Shareholders' equity
Preferred stock of no par value
    Authorized 1,000,000 shares; no shares outstanding
    at March 29, 2003 and March 30, 2002                                --                 --
Common stock of no par value;
    Authorized 40,000,000 shares; 4,693,080 shares at
    March 29, 2003 and 4,648,944 shares at
    March 30, 2002 issued and outstanding                           12,695             12,634
Retained earnings                                                    3,265             14,027
                                                                   -------            -------
Total shareholders' equity                                          15,960             26,661
                                                                   -------            -------
Total liabilities and shareholders' equity                         $21,789            $32,880
                                                                   =======            =======